Exhibit 10.45

AMENDMENT NUMBER ONE TO
MASTER AGREEMENT FOR SUBCONTRACTED SERVICES
IBM AS PRIME CONTRACTOR
# 4902A20003

International Business Machines Corporation (“IBM”) and Chordiant Software, Inc. (“Chordiant”) hereby agree to amend the Master Agreement for Subcontracted Services IBM as Prime Contractor # 4902A20003 between the Parties dated June 14, 2002 (called the “Subcontractor Agreement”), as described below in this amendment agreement (“this Amendment” or “Amendment One”). This Amendment shall be effective June 13, 2005.

Section 11. Term and Termination.

The first paragraph of Section 11. Term and Termination is deleted in its entirety and replaced with the following:

This Subcontractor Agreement shall remain in effect until June 13, 2008, unless earlier terminated pursuant to the provisions herein. This Subcontractor Agreement may be extended upon conclusion of the term by agreement of the Parties.

To the extent that there is a conflict between the terms of the Subcontractor Agreement and this Amendment, as relates to this Amendment, the terms of this Amendment shall govern. All other terms and conditions of the Subcontractor Agreement shall remain in full force and effect. Once signed, the Parties agree that any reproduction of this Amendment made by reliable means (i.e., photocopy or facsimile) shall be considered an original.

IN WITNESS WHEREOF, the Parties, acting through their authorized representatives, have caused this Amendment One to be duly executed and effective as indicated above.

International Business Machines Corporation  Chordiant Software, Inc.

By: ___/s/ Danielle Wexler____________                 By: ___ /s/ Robert Mullen ________

Name:  Danielle Wexler                              Name: Robert Mullen

Title:  Global Services Procurement Alliances                   Title: President, WW Field Operations

Date: May 31, 2005                                    Date:  May 27, 2005